UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

PRINCIPIA BIOPHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38653	26-3487603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 East Grand Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 416-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PRNB	The Nasdaq Global Select Market

Item 5.07Submission of Matters to a Vote of Security Holders.

Principia Biopharma Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 4, 2020.  The stockholders considered two proposals, both of which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2020. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: Election of Class II Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dan Becker, M.D., Ph.D.	26,425,531	2,397,032	1,409,778
Patrick Machado	24,338,184	4,484,379	1,409,778

The Company’s stockholders elected each of the two nominees for director to serve until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Proposal 2: Ratification of Appointment of Ernst & Young as the Company’s Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
30,227,260	170	4,911

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPIA BIOPHARMA INC.

Date: June 9, 2020	By:	/s/ Roy Hardiman
Roy Hardiman
Chief Business Officer